SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported):  March 8, 2005




                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                  001-11001              06-0619596
  (State or other jurisdiction       (Commission          (I.R.S. Employer
        of incorporation)            File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut  06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                           ---------------------------
         (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02      Results of Operations and Financial Condition
               ---------------------------------------------

               On March 8, 2005, Citizens Communications Company issued a press release. A copy of the press release is attached hereto as
               Exhibit 99.1.

               The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.


ITEM 9.01      Financial Statements and Exhibits
               ---------------------------------

                (c) Exhibits

               99.1 Press release of Citizens Communications Company released March 8, 2005 announcing 2004 Fourth Quarter Results.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CITIZENS COMMUNICATIONS COMPANY
                                  (Registrant)


                         By: /s/ Jerry Elliott
                             --------------------------
                             Jerry Elliott
                             Executive Vice President and
                             Chief Financial Officer

Date: March 8, 2005

                                                        Exhibit 99.1


                                                 Citizens Communications
                                                 3 High Ridge Park
                                                 Stamford, CT 06905
                                                 203.614.5600
                                                 Web site: www.czn.net
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

Contacts:
Brigid M. Smith                     Michael A. Zarrella
Assistant Vice President            Vice President
Corporate Communications            Corporate Development
203.614.5042                        203.614.5179
bsmith@czn.com                      mzarrell@czn.com


                         Citizens Communications Reports
                2004 Fourth-Quarter Results and Declares Dividend

Stamford, Conn., March 8, 2005 -- Citizens Communications (NYSE:CZN) today reported fourth-quarter 2004 consolidated revenues of $545 million, consolidated operating income of $144.4 million, and consolidated net income of $16.8 million. Consolidated net income reflects $50.3 million of pre-tax expense related to the early retirement of debt. The company's effective income tax rate for 2004 was 15.6 percent.

Fourth-quarter 2004 revenue from the company's ILEC operations was $506.3 million, an increase from $505.6 million in the fourth quarter of 2003. Increases in data and enhanced service revenues more than offset lower access services revenues, reduced long distance revenue and loss of access lines. Data service revenues increased 28 percent compared to the fourth quarter of 2003.

The company's revenue generating units (which consists of access lines and high-speed Internet subscribers) increased 1 percent from a year ago as the company added a record 24,800 high-speed Internet customers during the quarter and had 212,300 high-speed data subscribers at December 31, 2004. The number of the company's high-speed Internet subscribers has increased by 76 percent from a year ago. The company's access line count, which does not take into account high-speed Internet subscribers, decreased 25,200 lines during the quarter.

ILEC operating income for the fourth quarter of 2004 was $139.9 million and operating income margin was 27.6 percent, compared to $134.7 million and 26.6 percent in the fourth quarter of 2003. Capital expenditures for the ILEC were $71.8 million for the fourth quarter of 2004, compared to $82.8 million in the year-ago period.

Free Cash flow increased 13 percent to $127.9 million during the fourth quarter of 2004 and increased 6 percent to $505.9 million for the full year. The company's quarterly dividend represents a payout of 66 percent of 2004 Free Cash Flow.

During 2004 the company retired or refinanced more than $1.2 billion of debt. The company expects to save approximately $60.4 million per year in interest expense as a result of these transactions.

                                   --MORE --

The company's next quarterly dividend of $0.25 per common share will be paid in cash on March 31, 2005 to shareholders of record on March 18, 2005. The company expects that all of the dividends paid to stockholders in 2005 will be treated as dividends for federal income tax purposes. Shareholders are encouraged to consult with their tax advisors.

The company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow. A reconciliation of the differences between free cash flow and the most comparable financial measure calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under Generally Accepted Accounting Principles and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the company may not be comparable to similarly titled measures of other companies.

The company believes that presentation of non-GAAP financial measures provides useful information to investors regarding the company's financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the company's core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the company and its results of operations. Management uses these non-GAAP financial measures to plan and measure the performance of its core operations and its divisions measure performance and report to management based upon these measures. In addition, the company believes that free cash flow, as the company defines it, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments.

Management uses these non-GAAP financial measures to (i) assist in analyzing the company's underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions; and (v) assist management in understanding the company's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures. The company believes that the non-GAAP financial measures are meaningful and useful for the reasons outlined above.

While the company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted from such measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission. --MORE --

About Citizens Communications
More information about Citizens can be found at www.czn.net.


This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                                       ###

Tables to follow

                         Citizens Communications Company
                           Consolidated Financial Data
                                   (unaudited)

                                                        For the quarter ended                   For the year ended
                                                              December 31,                          December 31,
                                                      --------------------------     %      ----------------------------    %
 (Amounts in thousands - except per-share amounts)        2004           2003     Change        2004            2003      Change
                                                      -----------------------------------   ------------------------------------

Income Statement Data (1)
  Revenue                                              $ 545,028      $ 554,085      -2%     $2,192,980      $2,444,938     -10%
  Cost of services (exclusive of depreciation and
   amortization)                                          48,534         57,064     -15%        205,166         369,689     -45%
  Other operating expenses                               207,401        210,066      -1%        831,491         893,199      -7%
  Management succession and strategic alternatives
   expenses (2)                                                -              -        -         90,632               -     100%
  Restricted stock based compensation                      1,682          2,832     -41%          8,695           8,552       2%
  Depreciation and amortization                          143,060        154,491      -7%        572,710         595,276      -4%
  Reserve for telecommunications bankruptcies                  -         (6,637)    100%              -          (4,377)    100%
  Restructuring and other expenses                             -              -        -              -           9,687    -100%
  Loss on impairment                                           -         11,300    -100%              -          15,300    -100%
  Operating income                                       144,351        124,969      16%        484,286         557,612     -13%
  Investment and other income (loss), net                (36,589)          (711)       -        (19,733)         54,421    -136%
  Interest expense (includes dividends on preferred
   securities)                                            92,726         99,240      -7%        379,024         422,734     -10%
  Income tax expense (benefit)                            (1,744)        10,066    -117%         13,379          67,216     -80%
Cumulative effect of change in accounting principle (3)        -              -        -              -          65,769    -100%
Net income attributable to common shareholders            16,780         14,952      12%         72,150         187,852     -62%

Weighted average shares outstanding                      335,143        283,095      18%        303,989         282,434       8%

Net income attributable to common shareholders (4)        $ 0.05         $ 0.05       0%         $ 0.24          $ 0.67     -64%

Other Financial Data
Total capital expenditures                             $  75,611      $  86,357     -12%     $  276,348      $  278,015      -1%
Free cash flow (5)                                       127,853        112,952      13%        505,852         478,523       6%

(1) Our Vermont distribution facilities were sold on April 1, 2004. The Gas Company in Hawaii division was sold on August 8, 2003, our Arizona gas and electric divisions were sold on August 11, 2003 and our Vermont transmission facilities were sold on December 1, 2003. The sales of these properties affect the comparability of data presented.
(2) Includes $36,618 related to stock based compensation expense for the twelve months ended December 31, 2004.
(3)  Represents the effect of adoption of SFAS No. 143, net of tax.
(4)  Calculated based on weighted average shares outstanding.
(5) Free cash flow excludes the charge for management succession and strategic alternatives expenses. A reconciliation to the most comparable GAAP measure is presented at the end of these tables.


                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                                           For the quarter ended                  For the year ended
                                                               December 31,                          December 31,
                                                        --------------------------   %         ---------------------------     %
(Dollars in thousands, except operating data)              2004           2003     Change         2004            2003      Change
                                                        -----------------------------------    -------------------------------------

TELECOMMUNICATIONS
Select Income Statement Data
Revenue
     Network access services                             $ 159,797      $ 163,525      -2%       $ 634,196      $ 667,042       -5%
     Local network services                                210,719        214,491      -2%         851,177        859,002       -1%
     Long distance services                                 44,657         47,705      -6%         183,623        199,382       -8%
     Data services                                          37,020         28,814      28%         138,231        107,452       29%
     Directory services                                     27,636         26,338       5%         110,623        106,934        3%
     Other                                                  26,446         24,726       7%         109,365        101,123        8%
        ILEC revenue                                       506,275        505,599       0%       2,027,215      2,040,935       -1%
     Electric Lightwave                                     38,753         40,161      -4%         156,030        165,389       -6%
Total revenue                                              545,028        545,760       0%       2,183,245      2,206,324       -1%

Expenses
     Network access expense                                 48,534         51,731      -6%         199,643        223,547      -11%
     Other operating expenses                              206,599        205,773       0%         824,145        826,958        0%
     Management succession and strategic alternatives
      expenses (1)                                               -              -        -          90,632              -      100%
     Restricted stock based compensation                     1,682          2,638     -36%           8,695          8,275        5%
     Depreciation and amortization                         143,060        154,491      -7%         572,710        595,276       -4%
     Reserve for telecommunications bankruptcies                 -         (6,637)    100%               -         (4,377)     100%
     Restructuring and other expenses                            -              -        -               -          9,687     -100%
Total expenses                                             399,875        407,996      -2%       1,695,825      1,659,366        2%

Operating Income
     ILEC                                                $ 139,924      $ 134,712       4%       $ 477,070      $ 537,248      -11%
     ELI                                                     5,229          3,052      71%          10,350          9,710        7%

Other Financial and Operating Data
     ILEC capital expenditures                           $  71,846      $  82,829     -13%       $ 264,337      $ 244,089        8%
     ELI capital expenditures                                3,578          2,982      20%          11,644          9,496       23%
     ILEC depreciation and amortization                    136,900        148,776      -8%         548,649        571,766       -4%
     ELI depreciation and amortization                       6,160          5,715       8%          24,061         23,510        2%

     ILEC access lines                                   2,320,772      2,386,456      -3%       2,320,772      2,386,456       -3%
     High-speed internet subscribers                       212,277        120,461      76%         212,277        120,461       76%
     ILEC switched access minutes of use (in millions)       2,895          2,922      -1%          11,785         11,971       -2%
     ILEC average monthly revenue per average RGU (2)    $   66.62      $   67.20      -1%       $   67.04      $   67.73       -1%

(1)  See footnote (2) on first page.
(2)  RGUs are access lines plus high-speed internet subscribers.



                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                                For the quarter ended                          For the year ended
                                                    December 31,                                   December 31,
                                             ----------------------------     %           -----------------------------    %
(Dollars in thousands)                          2004            2003        Change            2004          2003         Change
                                             --------------------------------------       --------------------------------------
GAS AND ELECTRIC SECTORS (1)

Select Income Statement Data
Revenue                                           $   -        $ 8,325       -100%           $ 9,735     $ 238,614         -96%
Gas, electric energy and fuel oil purchased           -          5,333       -100%             5,523       146,142         -96%
Other operating expenses (2)                        802          4,293        -81%             7,346        66,241         -89%
Restricted stock based compensation                   -            194       -100%                 -           277        -100%
Loss on impairment                                    -         11,300       -100%                 -        15,300        -100%
Operating income (loss)                            (802)       (12,795)        94%            (3,134)       10,654        -129%

Other Financial Data
Capital expenditures                                  -            497       -100%                 -        23,861        -100%


(1)  See footnote (1) on first page.
(2) 2004 quarterly data consists principally of post-sale activities associated with the completion of our utility divestiture program. These costs could not be accrued as a selling cost at the time of sale.

                         Citizens Communications Company
                    Condensed Consolidated Balance Sheet Data

                             (Dollars in thousands)
                                                             December 31, 2004     December 31, 2003
                                                           ---------------------  --------------------
                               ASSETS
                               ------
Current assets:
    Cash and cash equivalents                                       $   167,463           $   583,671
    Accounts receivable and other current assets                        282,114               299,832
    Assets held for sale                                                      -                23,130
                                                           ---------------------  --------------------
      Total current assets                                              449,577               906,633

Property, plant and equipment, net                                    3,338,300             3,530,542

Other long-term assets                                                2,880,542             3,008,370
                                                           ---------------------  --------------------
           Total assets                                             $ 6,668,419           $ 7,445,545
                                                           =====================  ====================

                       LIABILITIES AND EQUITY
                       ----------------------
Current liabilities:
    Long-term debt due within one year                              $     6,383           $    88,002
    Accounts payable and other current liabilities                      411,137               489,624
    Liabilities related to assets held for sale                               -                11,128
                                                           ---------------------  --------------------
      Total current liabilities                                         417,520               588,754

Deferred income taxes and other liabilities                             621,661               584,729
Equity units                                                                  -               460,000
Long-term debt (1)                                                    4,266,998             4,195,629
Mandatorily Redeemable Convertible Preferred Securities                       -               201,250
Shareholders' equity                                                  1,362,240             1,415,183
                                                           ---------------------  --------------------
           Total liabilities and equity                             $ 6,668,419           $ 7,445,545
                                                           =====================  ====================


(1) In accordance with FASB Interpretaion No. 46R, the Mandatorily Redeemable Convertible Preferred Securities are classified as debt effective January 1, 2004.


                         Citizens Communications Company
                      Condensed Consolidated Cash Flow Data

(Dollars in thousands)
                                                                          For the year ended December 31,
                                                                        ------------------------------------
                                                                              2004               2003
                                                                        -----------------  -----------------

Income before cumulative effect of change in accounting principle            $    72,150          $ 122,083
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization expense                                       572,710            595,276
     Gain on expiration/settlement of customer advances                          (25,345)            (6,165)
     Gain on capital lease termination/restructuring                                   -            (69,512)
     Stock based compensation expense                                             45,313              8,552
     Loss on extinguishment of debt                                               66,480             10,851
     Loss on impairment                                                                -             15,300
     Other                                                                       (14,233)            66,791
                                                                        -----------------  -----------------
Net cash provided by operating activities                                        717,075            743,176

Cash flows from investing activities:
     Proceeds from sales of assets, net of selling expenses                       30,959            388,079
     Proceeds from securities sold                                                26,514                  -
     Capital expenditures                                                       (276,348)          (278,015)
     Other asset purchases                                                       (28,110)            (1,612)
                                                                        -----------------  -----------------
Net cash used by investing activities                                           (246,985)           108,452

Cash flows from financing activities:
     Long-term debt borrowings                                                   700,000                  -
     Debt issuance costs                                                         (15,502)                 -
     Long-term debt payments                                                  (1,214,021)          (653,462)
     Premiums paid to retire debt                                                (66,480)           (10,851)
     Issuance of common stock                                                    544,562             13,209
     Dividends paid                                                             (832,768)                 -
     Other                                                                        (2,089)           (10,030)
                                                                        -----------------  -----------------
Net cash used by financing activities                                           (886,298)          (661,134)

Increase (decrease) in cash and cash equivalents                                (416,208)           190,494
Cash and cash equivalents at January 1,                                          583,671            393,177
                                                                        -----------------  -----------------

Cash and cash equivalents at December 31,                                    $   167,463          $ 583,671
                                                                        =================  =================


                                                                                                                 Schedule A

    Reconciliation of Non-GAAP Financial Measures

                                                             For the quarter ended December 31,   For the year ended December 31,
                                                             ---------------------------------    ---------------------------------
    (Dollars in thousands)                                        2004              2003               2004              2003
                                                             ---------------   ---------------    ---------------   ---------------

    Net Income Available to Common Shareholders to
    ----------------------------------------------
       Free Cash Flow; Net Cash Provided by Operating Activities
       ---------------------------------------------------------

    Net income available to common shareholders                   $  16,780         $  14,952          $  72,150         $ 187,852

     Add back:
        Depreciation and amortization                               143,060           154,491            572,710           595,276

        Income tax expense (benefit)                                 (1,744)           10,066             13,379            67,216

        Management succession and strategic alternatives expenses         -                 -             90,632                 -

        Restricted stock based compensation                           1,682             2,832              8,695             8,552

        Loss on impairment                                                -            11,300                  -            15,300

    Subtract:
       Cash refunded for income taxes                                (7,097)           (4,957)            (4,901)           (2,532)

       Investment and other income (loss), net                      (36,589)             (711)           (19,733)           54,421

       Cumulative effect of change in accounting principle                -                 -                  -            65,769

       Capital expenditures                                          75,611            86,357            276,348           278,015

                                                             ---------------   ---------------    ---------------   ---------------
    Free cash flow                                                  127,853           112,952            505,852           478,523

     Add back:
        Deferred income taxes (benefit), net                         (1,744)          (24,272)            13,379            67,216

        Other non-cash adjustments                                   60,512            22,595             98,250           (21,208)

        Investment and other income/(loss)                          (36,589)             (711)           (19,733)           54,421

        Cash refunded for income taxes                               (7,097)           (4,957)            (4,901)           (2,532)

        Capital expenditures                                         75,611            86,357            276,348           278,015

    Subtract:
        Changes in current assets and liabilities                    39,867            11,067             39,414            35,491

        Income tax expense (benefit)                                 (1,744)           10,066             13,379            67,216

        Management succession and strategic alternatives expenses         -                 -             90,632                 -

        Restricted stock based compensation                           1,682             2,832              8,695             8,552

                                                             ---------------   ---------------    ---------------   ---------------
    Net cash provided by operating activities                     $ 178,741         $ 167,999          $ 717,075         $ 743,176
                                                             ===============   ===============    ===============   ===============
